Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION

DECLARES THIRD QUARTER 2013 DIVIDEND OF $0.25 PER COMMON SHARE

AND REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

JUNE 30, 2013 FINANCIAL RESULTS

Chicago, IL – August 7, 2013 - Ares Commercial Real Estate Corporation (NYSE:ACRE) announced that its Board of Directors has authorized a third quarter 2013 dividend of $0.25 per common share and announced its financial results for the quarter ended June 30, 2013. The third quarter 2013 dividend is payable on October 17, 2013 to common stockholders of record as of September 30, 2013.

SECOND QUARTER 2013 HIGHLIGHTS

•                  Financial Results:

•                  For the second quarter of 2013, generated net income of $3.3 million or $0.32 per basic and diluted common share.  Included in net income is $2.1 million or $0.21 per basic and diluted common share of unrealized non-cash gain on the derivative liability relating to the Convertible Notes due 2015.

•                  For the second quarter of 2013, Core Earnings were $1.2 million or $0.12 per basic and diluted common share.  Included in Core Earnings is $1.1 million or $0.11 per basic and diluted common share of transaction expenses related to the pending acquisition of Alliant Capital LLC.  Without the impact of such transaction expenses, Core Earnings for the second quarter of 2013 would have been $2.3 million or $0.23 per basic and diluted common share.

•                  Origination Activities:

•                  Directly originated five new senior loans totaling $132.6 million in commitments and $120.5 million in outstanding principal during the quarter.

•                  Ended the quarter with 21 loans totaling $589.4 million in commitments and $529.7 million in outstanding principal, including (a) 17 senior loans totaling $502.4 million in commitments and $461.0 million in outstanding principal and (b) 4 subordinated loans totaling $87.0 million in commitments and $68.7 million in outstanding principal.

•                  Subsequent to the end of the second quarter of 2013, closed three additional senior loans totaling $166.1 million in commitments and $159.7 million in outstanding principal; in the aggregate, ACRE has 24 loans totaling $755.5 million in commitments and $689.4 million in outstanding principal as of August 6, 2013.

•                  Capital Activities:

•                  Issued 18.0 million primary shares of common stock at $13.50 per share raising net proceeds of $234.7 million.  Subsequent to the end of the second quarter of 2013, issued an additional 601,590 primary shares of common stock pursuant to the underwriters’ overallotment option, raising additional net proceeds of $7.7 million and increasing overall net proceeds of the offering to $242.4 million.

•                  During and subsequent to the end of the second quarter of 2013, amended the Company’s three existing funding facilities to increase the maximum commitment by more than $141 million from $309 million to $450 million, including:

–                 Amended the Wells Fargo Bank funding facility to, among other things, increase the size of the facility from $172.5 million to $225.0 million and reduce the pricing from a range of LIBOR + 2.50% to 2.75% to a range of LIBOR + 2.00% to 2.50%.

–                 Amended the Citibank funding facility to, among other things, increase the size of the facility from $86.2 million to $125.0 million and reduce the pricing from a range of LIBOR + 2.50% to 3.50% to a range of LIBOR + 2.25% to 2.75%.

–                 Amended the Capital One funding facility to, among other things, increase the size of the facility from $50.0 million to $100.0 million and reduce the pricing from a range of LIBOR + 2.50% to 4.00% to a range of LIBOR + 2.00% to 3.50%.

•                  Declared a second quarter 2013 dividend of $0.25 per common share, which was paid on July 18, 2013.

•                  Acquisition Activity:

•                  Announced the pending acquisition of EF&A Funding, LLC, d/b/a Alliant Capital LLC, a national multi-family loan origination and servicing company for a combination of $52.9 million in cash, subject to adjustments, and the issuance of 588,235 shares of the Company’s common stock.

SUMMARY OF SECOND QUARTER FINANCIAL RESULTS

Net income (loss) attributable to common stockholders was $3.3 million or $0.32 per basic and diluted common share and $(225) thousand or $(0.03) per basic and diluted common share for the three months ended June 30, 2013 and 2012, respectively.  Net income (loss) attributable to common stockholders was $3.6 million or $0.37 per basic and diluted common share and $(341) thousand or $(0.09) per basic and diluted common share for the six months ended June 30, 2013 and 2012, respectively. Core Earnings (loss) were $1.2 million or $0.12 per basic and diluted common share and $(158) thousand or $(0.02) per basic and diluted common share for the three months ended June 30, 2013 and 2012, respectively.  Core Earnings (loss) were $2.1 million or $0.22 per basic and diluted common share and $(274) thousand or $(0.07) per basic and diluted common share for the six months ended June 30, 2013 and 2012, respectively. For the three and six months ended June 30, 2013, included in Core Earnings is $1.1 million or $0.11 per basic and diluted common share and $1.8 million or $0.18 per basic and diluted common share of transaction expenses related to the proposed acquisition of Alliant Capital LLC, respectively. Without the impact of such transaction expenses, Core Earnings for the three and six months ended June 30, 2013 would have been $2.3 million or $0.23 per basic and diluted common share and $3.8 million or $0.39 per basic and diluted common share, respectively.  The Company cannot provide any assurances that the proposed acquisition of Alliant Capital LLC will close. Reconciliations of Core Earnings to the most directly comparable GAAP financial measure, net income, are set forth in a table at the end of this presentation.

“We made significant progress towards our strategic goals during the second quarter,” commented John Bartling, Co-CEO of Ares Commercial Real Estate.  “We entered into an agreement to acquire Alliant Capital LLC, which we expect will expand our product offering and improve our earnings.  We scaled our capital base, raising $242 million in net proceeds through a common stock issuance.  On July 1st, Ares Management closed its acquisition of AREA Property Partners — a transformational event for the Ares Real Estate Group that is expected to enhance Ares’ capabilities as the manager of ACRE.  In addition, our recent investment activity has accelerated with more than $280 million total commitments in loans closed in the last two months.”

“The benefits of our larger scale and capital base are already translating into meaningful benefits for our company,” commented Todd Schuster, Co-CEO of Ares Commercial Real Estate Corporation.  “We have been able to expand our revolving funding capacity and improve the terms on such facilities, which we expect will enhance net returns as we make new investments with a lower cost of debt capital.  In addition, we believe that our greater scale and increased origination activity year-to-date, is translating into greater market awareness for our platform, allowing us to review a broader set of attractive investment opportunities.”

SUMMARY OF INVESTMENTS AT JUNE 30, 2013

During the second quarter, the Company originated five new loans totaling $132.6 million in commitments:

•                  a $15.0 million first mortgage loan commitment collateralized by an office property located in Mountain View, California;

•                  a $17.1 million first mortgage loan commitment collateralized by an office property in San Diego, California;

•                  a $45.3 million first mortgage loan commitment collateralized by a multi-family property in McKinney, Texas;

•                  a $35.5 million first mortgage loan collateralized by a multi-family property in Houston, Texas; and

•                  a $19.7 million first mortgage loan commitment loan collateralized by an industrial property in Springfield, Virginia.

At June 30, 2013, the Company had originated or co-originated 21 loans, excluding one loan that has been repaid during the quarter, totaling approximately $589.4 million in commitments with outstanding principal of $529.7 million.  At June 30, 2013, all loans were performing in accordance with the terms of the respective loan agreements.

Portfolio at June 30, 2013:

(amounts in millions, except percentages)

Loan Type	Location	Total Commitment (at closing)		Outstanding Principal (1)		Carrying Amount (1)	Interest Rate		LIBOR Floor	Unleveraged Effective Yield (2)	Maturity Date (3)	Payment Terms (4)

Transitional Senior Mortgage Loans

Apartment	Brandon, FL	$49.6		$46.1		$45.7	L+4.80%		0.5%	5.9%	Jan 2016	I/O

Apartment	McKinney, TX	45.3		39.4		39.1	L+3.75%		—	4.5%	Jul 2016	I/O

Office	Austin, TX	38.0		31.7		31.4	L+5.75%-L+5.25%	(5)	1.0%	7.6%	Mar 2015	I/O

Apartment	New York, NY	36.1		34.7		34.4	L+5.00%		0.8%	6.1%	Oct 2017	I/O

Apartment	Houston, TX	35.5		32.8		32.6	L+3.75%		—	4.5%	Jul 2016	I/O

Office	Cincinnati, OH	35.5		27.3		27.2	L+5.35%-L+5.00%	(6)	0.3%	6.0%	Nov 2015	I/O

Apartment	New York, NY	26.3		24.4		24.2	L+5.75%-L+5.00%	(7)	0.2%	6.5%	Dec 2015	I/O

Office	Overland Park, KS	25.5		24.4		24.1	L+5.00%		0.3%	5.8%	Mar 2016	I/O

Apartment	Avondale, AZ	22.1		21.2		21.1	L+4.25%		1.0%	5.9%	Sep 2015	I/O

Apartment	New York, NY	21.9		19.5		19.4	L+5.75%-L+5.00%	(7)	0.2%	6.5%	Dec 2015	I/O

Apartment	New York, NY	21.8		19.4		19.3	L+5.75%-L+5.00%	(7)	0.2%	6.5%	Dec 2015	I/O

Flex/Warehouse	Springfield, VA	19.7		19.0		18.8	L+5.25%		0.3%	6.4%	Dec 2015	I/O

Office	San Diego, CA	17.1		14.8		14.6	L+3.75%		0.3%	4.5%	Jul 2016	I/O

Office	Denver, CO	11.0		10.1		10.1	L+5.50%		1.0%	7.4%	Jan 2015	I/O

Stretch Senior Mortgage Loans

Office	Miami, FL	47.0		47.0	(8)	46.9	L+5.25%		1.0%	6.5%	Apr 2014	I/O

Office	Boston, MA	35.0		34.7		34.5	L+5.65%		0.7%	6.8%	Mar 2015	P&I

Office	Mountain View, CA	15.0		14.5		14.3	L+4.75%		0.5%	5.7%	Feb 2016	I/O

Subordinated Debt Investments

Apartment	Atlanta, GA	39.0		27.7		27.5	L+10.70%	(9)	0.5%	12.7%	Apr 2016	I/O

Apartment	Rocklin, CA	18.7		18.7		18.6	L+6.40%	(10)	1.0%	10.0%	Dec 2013	I/O

Office	Fort Lauderdale, FL	15.0	(11)	8.0		8.0	L+10.75% -L+8.18%	(11)	0.8%	12.3%	Feb 2015	I/O

Office	Atlanta, GA	14.3		14.3		14.2	10.50%	(12)	—	10.8%	Aug 2017	I/O

Total/Average		$589.4		$529.7		$526.0				6.8%

(1)            The difference between the carrying amount and the outstanding principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)            Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. Unleveraged Effective Yield for each loan is calculated based on LIBOR as of June 30, 2013 or the LIBOR floor, as applicable. The Total / Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of June 30, 2013 as weighted by the Outstanding Principal balance of each loan.

(3)            The Boston, Miami and Mountain View loans are subject to one 12-month extension option. The Atlanta loan with a Maturity Date of April 2016, Austin, Avondale, Brandon, Cincinnati, McKinney, Houston, San Diego, New York loans with a Maturity Date of December 2015 and Fort Lauderdale loans are subject to two 12-month extension options. The Rocklin loan is subject to one 6-month extension option. Certain extension options may be subject to performance based or other conditions as stipulated in the loan agreement.

(4)            P&I = principal and interest; I/O = interest only.

(5)            The initial interest rate for this loan of L+5.75% steps down based on performance hurdles to L+5.25%.

(6)            The initial interest rate for this loan of L+5.35% steps down based on performance hurdles to L+5.00%.

(7)            The initial interest rate for this loan of L+5.75% steps down based on performance hurdles to L+5.00%.

(8)            On March 8, 2013, the Company entered into a loan assumption transaction with a new sponsor group to facilitate the purchase of a Class B office building in Miami, FL that was collateralized by the Company’s existing $47.0 million first mortgage loan.

(9)            This loan was co-originated with a third party using an A/B structure, with the whole interest rate of L + 4.95% and a LIBOR Floor of 0.50%. The A-Note (held by a third party) has an interest rate of L + 2.70% with no LIBOR Floor and the Company’s B-Note receives the full benefit of the LIBOR Floor on the full combined balance of the A-Note and B-Note. On March 28, 2013, at the initial respective funded amounts of the A-Note and B-Note, the interest rate on the Company’s B-Note is L + 10.70% subject to a 0.50% LIBOR Floor (with the benefit of any difference between actual LIBOR and the LIBOR Floor on the A-Note and B-Note accruing to the B-Note). Accordingly, the interest rate on the Company’s B-Note would be 12.50% if LIBOR is equal to 0.0% and L + 10.70% if LIBOR is equal to or greater than 0.50%. As the Company funds additional proceeds on the loan under the B-Note up to the full $39 million level, the interest rate will decrease and the B-Note will have an interest rate of L +8.90% subject to a 0.50% LIBOR Floor (with the benefit of any difference between actual LIBOR and the LIBOR Floor on the A-Note and B-Note accruing to the B-Note). Accordingly, the interest rate on the Company’s fully funded loan under the B-Note would be 10.30% if LIBOR is equal to 0.0% and L + 8.90% if LIBOR is equal to or greater than 0.50%.

(10)     This loan was co-originated with a third party using an A/B structure, with a cumulative interest rate of L + 4.10% and a LIBOR Floor of 1.00%. The fully funded A-Note (held by a third party) has an interest rate of L + 2.75% with no LIBOR Floor and the Company’s B-Note receives the full benefit of the LIBOR Floor on the full $50.5 million balance of the loan. The interest rate on the Company’s B-Note is L + 6.40% subject to a 1.00% LIBOR Floor (with the benefit of any difference between actual LIBOR and the LIBOR Floor on the A-Note and B-Note accruing to the B-Note). Accordingly, the interest rate on the Company’s B-Note would be 9.10% if LIBOR is equal to 0.0% and L + 6.40% if LIBOR is equal to or greater than 1.00%.  This loan has an exit fee associated with it, which is waived under certain circumstances.  As a result, the exit fee is not included in determining Unleveraged Effective Yield.

(11)     The total commitment the Company co-originated was a $37.0 million first mortgage, of which a $22.0 million A-Note was fully funded by a third party, with a cumulative interest rate of L + 5.25% and a LIBOR Floor of 0.75%. The Company committed to a $15.0 million B-Note. The fully funded A-Note (held by a third party) has an interest rate of L + 3.25% with the LIBOR Floor, resulting in an initial interest rate on the Company’s B-Note of L + 10.75% with the LIBOR Floor. As the Company funds additional proceeds on the B-Note, the interest rate will decrease and the fully committed B-Note ($15.0 million) will have an interest rate of LIBOR + 8.18% with the LIBOR Floor.

(12)     The interest rate for this loan increases to 11.0% on September 1, 2014.

ALLIANT TRANSACTION

We entered into a purchase and sale agreement to acquire EF&A Funding, LLC, d/b/a Alliant Capital LLC (a national multi-family loan origination and servicing business) for a combination of $52.9 million in cash, subject to adjustments, and the issuance of 588,235 shares of the Company’s common stock.  The transaction is expected to close during the second half of 2013, subject to the satisfaction or waiver of various closing conditions as described in the Agreement and obtaining necessary regulatory approval.

RECENT DEVELOPMENTS

On July 3, 2013, the Company originated a $15.2 million first mortgage loan collateralized by a four-building office park located in Irvine, California. At closing, the outstanding principal balance was approximately $14.7 million. The loan has an interest rate of LIBOR + 4.50% subject to a 0.25% LIBOR floor and a term of 3 years.

On July 9, 2013, the Company sold 601,590 shares of its common stock to the underwriters, pursuant to the underwriters’ partial exercise of an option to purchase additional shares of the Company’s common stock. The Company granted this option to the underwriters in connection with its public offering of 18.0 million shares of common stock, which was completed on June 26, 2013. The Company raised approximately $7.7 million in net proceeds from the sale of these additional shares of its common stock, which brought the total net proceeds of the offering to approximately $242.4 million after deducting underwriting discounts, commissions and estimated offering expenses.

On July 12, 2013, ACRC Lender C LLC, a wholly owned subsidiary of the Company, entered into an amendment with CitiBank, N.A. (“CitiBank”) to its secured funding facility (as amended, the “CitiBank Facility”) and signed a Second Amended and Restated Note to, among other things, increase the size of the CitiBank Facility from $86.2 million to $125.0 million. In addition to increasing the size of the facility, the CitiBank Facility amendment reduced the pricing on the facility from a range of LIBOR plus a pricing margin of 2.50% to 3.50% to a range of LIBOR plus a margin of 2.25% to 2.75% and changed the final repayment date from being the latest date on which a payment of principal is contractually obligated to be made in respect of each mortgage loan pledged under the CitiBank Facility to the earlier of that date or to July 2, 2018.

On July 18, 2013, the Company originated a $75.0 million first mortgage loan collateralized by four office properties consisting of eight buildings located in Orange County, California. This loan was fully funded at closing. The loan has an interest rate of LIBOR + 3.75% subject to a 0.20% LIBOR floor and a term of four years with a one year extension option.

On July 26, 2013, ACRC Lender One LLC, a wholly owned subsidiary of the Company, entered into an amendment with Capital One Bank, N.A. (“Capital One”) to its secured funding facility (as amended, the “Capital One Facility”) to, among other things, increase the size of the Capital One Facility from $50.0 million to $100.0 million. In addition to increasing the size of the facility, the Capital One Facility amendment reduced the pricing on the facility from a range of LIBOR plus a pricing margin of 2.50% to 4.00% to a range of LIBOR plus a margin of 2.00% to 3.50%.

On July 29, 2013, the Company originated a $75.9 million first mortgage loan collateralized by two retail properties located in Chicago, Illinois. At closing, the outstanding principal balance was approximately $70.0 million. The loan has an interest rate of LIBOR + 4.25% subject to a 0.25% LIBOR floor and a term of four years with a two year extension option.

On August 7, 2013, the Company declared a cash dividend of $0.25 per common share for the third quarter of 2013. The third quarter 2013 dividend is payable on October 17, 2013 to common stockholders of record as of September 30, 2013.

INVESTMENT CAPACITY AND LIQUIDITY

On June 27, 2013, ACRC Lender W LLC (“Lender W”), a wholly owned subsidiary of the Company, amended its secured funding facility with Wells Fargo Bank, National Association (“Wells Fargo”), as lender (as amended, the “Wells Fargo Facility”) to, among other things, increase the size of the facility from $172.5 million to $225.0 million. In connection with the amendment, the Company entered into an amendment to the substitute Guarantee Agreement modifying its obligations to Wells Fargo in connection with the Wells Fargo Facility. In addition to increasing the size of the facility, the Wells Fargo Facility amendment reduced the pricing on the facility from a range of LIBOR plus a pricing margin of 2.50% to 2.75% to a range of LIBOR plus a margin of 2.00% to 2.50% and granted Lender W the right to use the Wells Fargo Facility for certain future funding obligations, subject to the requirements set forth in the amendment. The Wells Fargo Facility amendment and Guarantee Agreement amendment also modified certain financial tests and covenants to allow Lender W to more effectively utilize the Wells Fargo Facility.

As of August 6, 2013, subject to obtaining financing commitments (in accordance with and subject to the terms of the Company’s applicable secured funding facilities) for three first mortgage senior loans recently originated totaling approximately $160 million in outstanding principal, the Company expects to have approximately $190 million in remaining capital, either in cash or in approved but undrawn capacity under the Company’s secured funding facilities. After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $180 million in capital available to fund additional loans, outstanding commitments on the Company’s existing loans, the cash consideration portion of the pending Alliant Capital LLC Acquisition and for other working capital purposes.  As of August 6, 2013, the total unfunded commitments for the Company’s existing loans held for investment was approximately $66 million and borrowings under the Company’s secured funding facilities and from the issuance of convertible senior notes were approximately $228 million and $69 million, respectively.

SECOND QUARTER 2013 DIVIDEND

On May 15, 2013, the Company declared a dividend of $0.25 per common share for the second quarter of 2013, which was paid on July 18, 2013 to common stockholders of record as of June 28, 2013.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a webcast and conference call on Wednesday, August 7, 2013, 11:00 AM Central Time (12:00 PM Eastern Time) to discuss its financial results for the quarter ended June 30, 2013.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescre.com. Please visit the website to test your connection before the webcast.  Domestic callers can access the conference call by dialing (888)-317-6003.  International callers can access the conference call by dialing +1(412)-317-6061.  All callers will need to enter the Participant Elite Entry Number 3254217 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator.  All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through August 20, 2013 to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088.  For all replays, please reference conference number 10031264.  An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle-market borrowers. Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust commencing with its taxable year ended December 31, 2012, and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $66 billion in committed capital under management as of June 30, 2013 and pro forma for the AREA Property Partners acquisition which closed on July 1, 2013.  For more information, please visit the Company’s website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

FORWARD LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACT

Carl Drake
Ares Commercial Real Estate Corporation
888-818-5298

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Cash and cash equivalents	$40,235	$23,390
Restricted cash	4,670	3,210
Loans held for investment	525,994	353,500
Accrued interest receivable	3,312	1,746
Deferred financing costs, net	4,546	5,168
Other assets	2,302	845
Total assets	$581,059	$387,859

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Secured financing agreements	$101,285	$144,256
Convertible notes	67,535	67,289
Derivative liability	—	1,825
Accounts payable and accrued expenses	3,346	1,788
Due to affiliate	1,563	1,320
Dividends payable	6,822	2,316
Other liabilities	5,632	3,627
Total liabilities	186,183	222,421

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized at June 30, 2013 and December 31, 2012, no shares issued and outstanding at June 30, 2013 and December 31, 2012	—	—
Common stock, par value $0.01 per share, 450,000,000 shares authorized at June 30, 2013 and December 31, 2012, 27,286,769 and 9,267,162 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	272	92
Additional paid in capital	404,005	169,200
Accumulated deficit	(9,401)	(3,854)
Total stockholders’ equity	394,876	165,438
Total liabilities and stockholders’ equity	$581,059	$387,859

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income	$8,086	$1,559	$14,798	$2,508
Interest expense (from secured funding facilities)	(1,879)	(353)	(3,265)	(692)
Net interest margin	6,207	1,206	11,533	1,816

Expenses:
Other interest expense	1,499	—	3,050	—
Management fees to affiliate	643	419	1,256	419
Professional fees	500	331	1,067	414
Acquisition and investment pursuit costs	1,121	—	1,761	—
General and administrative expenses	453	323	936	331
General and administrative expenses reimbursed to affiliate	863	308	1,610	319
Total expenses	5,079	1,381	9,680	1,483

Unrealized gain on derivative	2,137	—	1,739	—
Net income	3,265	(175)	3,592	333

Less income (loss) attributable to Series A Convertible Preferred Stock:
Preferred dividends	—	(50)	—	(102)
Accretion of redemption premium	—	—	—	(572)
Net income (loss) attributable to common stockholders	$3,265	$(225)	$3,592	$(341)
Net income (loss) per common share:
Basic and diluted earnings (loss) per common share	$0.32	$(0.03)	$0.37	$(0.09)
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	10,215,782	6,576,923	9,720,477	3,787,747
Diluted weighted average shares of common stock outstanding	10,257,250	6,576,923	9,764,941	3,787,747
Dividends declared per share of common stock	$0.25	$0.06	$0.50	$0.11

June 30, 2013 and 2012 Reconciliation of Net Income to Core Earnings

Core Earnings is a non-GAAP financial measure that is used, among other things, to compute incentive fees payable to the Company’s external manager, Ares Commercial Real Estate Management LLC (“ACREM”). The Company believes the disclosure of Core Earnings provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial conditions and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee payable to ACREM, depreciation and amortization (related to targeted investments that are structured as debt to the extent the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss). The amount will be also be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by ACREM and approved by a majority of the independent directors of the Company.  Core Earnings (loss) for the three months ended June 30, 2013 and 2012 were approximately $1.2 million or $0.12 per basic and diluted common share and approximately $(158) thousand or $(0.02) per basic and diluted common share, respectively.  Core Earnings (loss) for the six months ended June 30, 2013 and 2012 were approximately $2.1 million or $0.22 per basic and diluted common share and approximately $(274) thousand or $(0.07) per basic and diluted common share, respectively. Reconciliation of Core Earnings (loss) to the most directly comparable GAAP financial measure, net income (loss), is set forth in the table below for the three and six months ended June 30, 2013 and 2012:

	For the three months ended				For the six months ended
	June 30, 2013		June 30, 2012		June 30, 2013		June 30, 2012
$ in thousands, except per share amounts	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) attributable to common stockholders	$3,265	$0.32	$(225)	$(0.03)	$3,592	$0.37	$(341)	$(0.09)
Add back: non-cash stock-based compensation	100	0.01	67	0.01	235	0.02	67	0.02
Less: unrealized gain on derivative	(2,137)	(0.21)	—	—	(1,739)	(0.18)	—	—
Core Earnings (loss)	$1,228	$0.12	$(158)	$(0.02)	$2,088	$0.22	$(274)	$(0.07)